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Website : www.bansalco.com

BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Prospectus of our report dated April 10th 2024, of Zenatech Inc. relating to the audit of the consolidated financial statements for the year ended December 31, 2023 and the reference to our firm under the caption "Experts" in the Registration Statement.

Bansalco

Bansal & Co LLP,

New Delhi.

BANSAL & CO LLP New Delhi Chartered Accountants

April 10th, 2024